[By-Law Amendments]

      "SECTION 2. Annual Meeting. The annual meeting of the stockholders ("Annual Meeting of Stockholders") shall be held for the election of directors and the transaction of such other business as properly may come before it at such date and time as the Board of Directors may from time to time determine. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders may be made at an Annual Meeting of Stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice hereinafter provided for in this Section, who is entitled to vote at the meeting and who has complied with the notice procedures hereinafter set forth in this Section. For nominations or other business to be properly brought before an Annual Meeting of Stockholders by a stockholder pursuant to the preceding clause (c) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware and, if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, solicits or participates in the solicitation of proxies in support of such proposal or nominees, the stockholder must have timely indicated its, or such beneficial owner's, intention to do so as provided in subclause (C)(iii) of this Section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than the earlier of (x) 45 days before the date on which the Corporation first mailed its proxy materials for the preceding year's Annual Meeting of Stockholders (if such proxy materials were mailed) and for 60 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders, nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of such nominees as directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books,
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and of such beneficial owner, (ii) the class and number of shares of the
Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (iii) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees. Notwithstanding anything in the fifth sentence of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at an Annual Meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      SECTION 3. Special Meetings

      Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board of Directors, if one shall have been elected, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notice of every special meeting, stating the time, place and purpose, shall be given by mailing, postage prepaid, at least 10 but not more than 60 days before each such meeting, a copy of such notice addressed to each stockholder of the Corporation at his post office address as recorded on the books of the Corporation. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to


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

the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the fifth sentence of Section 2 of
Article II of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be selected at such meeting.

                                    * * * * *

      SECTION 6. Quorum; Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The chairman of the meeting may adjourn the meeting from time to time whether or not a quorum is present. If, a quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                    * * * * *

      SECTION 12. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the General Corporation Law of the State of Delaware, the meeting, prior notice of such meeting and the vote of the stockholders may be dispensed with and such corporate action may be taken with the written consent of the holders of outstanding stock having not less than the minimum percentage of the total vote required by statute for the proposed corporate action, unless the Certificate of Incorporation or the By-Laws require a greater percentage for such action, in which case the consent shall be that of the holders of such greater percentage; provided, however, that prompt notice is given to all the stockholders who have not consented to the taking of such corporate action without a meeting and by less than unanimous written consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board


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of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action."


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